1 EARNINGS PRESENTATION FOURTH QUARTER AND FULL YEAR 2024 Januar y 30, 2025

2 FORWARD-LOOKING STATEMENTS This presentation contains information regarding the Company that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, anticipated capital expenditures, the construction or operation of new or existing facilities or capabilities and the costs associated with such matters, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the merger between the Company and Nippon Steel Corporation (the "Merger"), including the timing of the completion of the Merger. However, the absence of these words or similar expressions does not mean that a statement is not forward- looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the Merger on a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the Merger (the “Merger Agreement”); risks arising from litigation related to the Merger, either brought by or against the parties; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the Merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Merger and related litigation; certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the Merger; the risk that the Merger and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending Merger could distract management of the Company. The Company directs readers to its Annual Report on Form 10-K for the year ending December 31, 2023, the quarterly report on Form 10-Q for the quarter ending September 30, 2024, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. All information in this report is as of the date above. The Company does not undertake any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations whether as a result of new information, future events or otherwise, except as required by law.

3 EXPLANATION OF USE OF NON-GAAP MEASURES We present adjusted net earnings (loss), adjusted net earnings (loss) margin, adjusted net earnings (loss) per diluted share, earnings (loss) before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin and adjusted profit (loss) margin, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of items that include: asset impairment charges, restructuring and other charges, stock-based compensation expense, VEBA asset surplus adjustment, environmental remediation charges, strategic alternatives review process costs, Granite City idling costs, tax impact of adjusted items and other changes, net (Adjustment Items). Adjusted EBITDA and adjusted EBITDA margin are also non-GAAP measures that exclude the effects of certain Adjustment Items. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, adjusted EBITDA, adjusted EBITDA margin and adjusted profit (loss) margin to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, adjusted EBITDA, adjusted EBITDA margin and adjusted profit (loss) margin as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, adjusted EBITDA, adjusted EBITDA margin and adjusted profit (loss) margin useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, adjusted EBITDA, adjusted EBITDA margin and adjusted profit (loss) margin provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, adjusted EBITDA, adjusted EBITDA margin and adjusted profit (loss) margin should not be considered a substitute for net earnings (loss) or other financial measures as computed in accordance with U.S. GAAP and are not necessarily comparable to similarly titled measures used by other companies. We also present net debt, a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value.

4 SUMMARY: ON THE PATH TO DELIVERING $55 PER SHARE Current Landscape Strong 2024 performance despite challenging macro environment Committed to closing the transaction with Nippon Steel Corporation by jointly taking legal action Strategic projects ramping in 2025 Challenges Successfully navigating a dynamic steel industry backdrop Solution Progressing towards becoming the ‘Best Steelmaker with World- leading Capabilities’ Moving closer to fully ramping up our in-flight capital projects and delivering earnings resilience and increasing free cash flow Path Forward Successfully complete litigation and deliver the NSC transaction at $55 per share Creating a global steel leader in value and innovation

5 NSC & U. S. STEEL: CONTINUED COMMITMENT TO CLOSING THE TRANSACTION Nippon Steel and U. S. Steel, together, filed multiple lawsuits in response to wrongful interference with the proposed acquisition of U. S. Steel. This transaction stands to benefit the entire American domestic steel industry and all stakeholders, including U. S. Steel’s stockholders, who will receive the agreed upon $55.00 per share upon the transaction closing. We remain confident that the transaction is the best path forward to secure the future of U. S. Steel, our workers and our communities for generations to come. Nippon Steel’s advanced technology and knowhow transfer will bring world-leading integrated steelmaking to the United States, drive innovation and productivity, enhance U. S. Steel’s global competitiveness and solidify the United States as a global leader in steel production. This transaction meets many of the goals set by President Trump regarding foreign direct investment and the need for foreign companies to manufacture in the United States. +

6 MINI MILL SPOTLIGHT

MINI MILL: UNIQUE CAPABILITIES

Mini Mill Facilities:

	BRS BIG RIVER STEEL a U. S. Steel company	BIG RIVER STEEL BR/2 a U. S. Steel facility
FACILITY HIGHLIGHTS	**3.3** MNT capability per year two EAFs	**3.0** MNT capability per year two EAFs
	1 RH Degasser Only North American mill to connect an EAF with a RH degasser for cleaner, more formable steels	**1** Endless casting & rolling line Light gauge / wide; ideal for auto end-market
	Hot Roll Capabilities 36" to 76" width 0.0550" to 1.0000" thickness	Hot Roll (ESP) Capabilities 45" to 77" width 0.0315" to 0.5000" thickness
	Best-in-class finishing lines ~525k ton Galvanizing (1 line) ~200k ton NGO (1 line) ~325k ton Galv/Galvalume (1 line) ~165k ton paint line	Best-in-class finishing lines ~1M ton Galvanizing (2 lines) • Advanced high strength steel HDG / CAL combo line • Heavy gauge HR / Pickle HDG line

INDUSTRY-LEADING PRODUCTIVITY

~3,700
Tons per employee
(~1,700 employees)

CARBON IMPACT

<0.4
GHG Emissions Intensity
(metric tons of CO_2e per metric ton of raw steel produced; scope 1 & 2 emissions)

United States Steel Corporation 7

8 Product mix1 3rd party shipments Coated 30% 55% 25% 15% Hot rolled coil Cold rolled coil 2 0 2 4 2 Coated 40% 15% 40% Hot rolled coil Cold rolled coil F U T U R E P R O D U C T M I X 3 NGO 5% Higher through- cycle margin product mix Enhancing our earnings profile Increasing mix of value- added products to drive through-cycle performance MINI MILL: ENHANCING THE MINI MILL SEGMENT’S EARNINGS PROFILE 1 Rounded to the nearest 5%. 2 Includes NGO shipments; due to rounding, the value is rounded down to 0%. 3 Mini Mill segment expected to achieve run-rate capability in 2026.

MINI MILL: BR2 RAMPING TOWARDS FREE CASH FLOW GENERATION

Big River 2 Timeline

June 2022 – *Construction of Big River 2 commenced*

October 2024 – *First heats produced through EAF 3 and 4*; *First ESP[1] coil produced*

November 2024 – *First PLTCM[2] product produced*

December 2024 – *First prime tons shipped to customers*; *First PGL[3] product produced*

January 2025 – *CGL3[4] line commissioning commenced*

February 2025 – *Paint line hot commissioning expected to begin*; *ESP[1] hot commissioning expected to conclude*

2025 → – *BR2 team remains focused on receiving final acceptance certificates*

BR2 expected to drive material contribution to 2025 EBITDA, with run-rate throughput to be achieved during 2H 2025 and run-rate capability in 2026

[1] ESP = Endless Strip Production. [2] PLTCM = Pickling Line and Tandem Cold Mill.
[3] PGL = Heavy Gauge Pickle Galvanize Line. [4] CGL3 = Continuous Galvanizing Line.

United States Steel Corporation 9

10 Pickling and Galvanizing LinePickling Line and Tandem Cold Mill MINI MILL: NORTH AMERICA'S MOST TECHNOLOGICALLY ADVANCED STEEL MILL

11 >$4 BILLION OF STRATEGIC GROWTH CAPEX NOW BEHIND US 2 0 2 5 2 0 2 6 + EAF Steelmaking Shipments EBITDA Contribution FCF Contribution >$4 billion of strategic growth capex now behind us, as construction of Big River 2, CGL2, NGO, DR Pellet, Gary Pig has concluded Looking forward to the free cash flow inflection in 2025; on our way to run-rate profitability in 2026 and beyond

12 FINANCIAL PERFORMANCE

13 Q4 2024 FINANCIAL PERFORMANCE: SUMMARY $190M Adjusted EBITDA ~5% adjusted EBITDA margin Fourth quarter performance ($89M) Reported Net Earnings (Loss) ($0.39) per diluted share Note: For reconciliation of non-GAAP amounts, see Appendix. ($28M) Adjusted Net Earnings (Loss) ($0.13) per diluted share $3.6B Liquidity Including ~$1.4B cash

Q4 2024 FINANCIAL PERFORMANCE: CONTINUES TO DEMONSTRATE STRENGTH

$190

Million | Adjusted EBITDA

Resilience in our business model despite a sequentially weaker market environment

North American Flat-Rolled Segment

NAFR EBITDA margin for Q4 2024 was 10%; benefiting from a resilient commercial strategy and a diverse product mix; managing costs to keep earnings strong

Mini Mill Segment

Included initial shipments from our new, state-of-the-art Big River 2 facility; Mini Mill EBITDA margin for Q4 2024 was 8% excluding ~$30 million in related start-up and one-time construction costs and ~$20 million in ramp-related impact from BR2

U. S. Steel Europe Segment

Continues to face pressures from a challenging demand environment in Europe

Tubular Segment

Challenging price environment despite an enhanced suite of proprietary connections and seamless pipe products serving a diverse oil and gas customer base

Note: For reconciliation of non-GAAP amounts, see Appendix.

United States Steel Corporation 14

Q1 2025 OUTLOOK: $100 TO $150 MILLION ADJUSTED EBITDA



North American Flat-Rolled

Commercial	Raw Materials	Operating Costs
Unfavorable impact expected from seasonal impacts on pellet shipments, partially offset by resiliency in our commercial strategy	*Unfavorable raw material pricing expected*	*Unfavorable impact expected from higher energy pricing and increased spending*



Mini Mill[1]

Commercial	Raw Materials	Operating Costs
Favorable impact expected due to higher incremental volumes from BR2 ramp	*No material change expected*	*No material change expected*



U. S. Steel Europe

Commercial	Raw Materials	Operating Costs
Slightly favorable impact expected due to increased volumes	*No material change expected*	*No material change expected*



Tubular

Commercial	Raw Materials	Operating Costs
Favorable impact expected due to higher average selling prices	*No material change expected*	*No material change expected*

Note: Commentary reflects the expected change versus Q4 2024.
[1] Mini Mill segment EBITDA includes ~$50M in ramp-related costs in Q1 2025.

United States Steel Corporation 15

16 2024 F O U R T H Q U A R T E R A N D F U L L Y E A R U P D A T E

17 0.05 0.06 2024 OSHA Days Away from Work – U. S. Steel2 BLS - Iron & Steel: 0.60 Benchmark1: Industry leading performance 1 Bureau of Labor Statistics – Iron & Steel 2023 data. 2 Occupational Safety and Health Administration (OSHA) Days Away from Work is defined as number of days away cases x 200,000 / hours worked. 2024 OSHA Days Away from Work – Contractors2 During the peak of construction at Big River Steel Works, 5,000 contractors were onsite daily WE REMAIN FOCUSED ON INDUSTRY LEADING SAFETY PERFORMANCE

18 FINANCIAL UPDATES Reported Net Earnings (Loss) Adjusted Net Earnings (Loss)1 Segment EBIT2 Adjusted EBITDA3 Profit Margin: $ Millions $ Millions $ Millions $ Millions Adjusted EBITDA Margin:3 Segment EBIT Margin:2 Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Earnings (loss) excluding adjustment items. 2 Earnings (loss) before interest and income taxes. 3 Earnings (loss) before interest, taxes, depreciation and amortization, and excluding adjustment items. Adjusted Profit Margin1: -$80 $171 $183 $119 ($89) Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $167 $206 $211 $140 ($28) Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $89 $204 $226 $84 ($61) Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $330 $414 $443 $319 $190 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 (2%) 4% 4% 3% (3%) 4% 5% 5% 4% (1%) 2% 5% 5% 2% (2%) 8% 10% 11% 8% 5%

19 FINANCIAL UPDATES Reported Net Earnings (Loss) Adjusted Net Earnings (Loss)1 Segment EBIT2 Adjusted EBITDA3 Profit Margin: $ Millions $ Millions $ Millions $ Millions Adjusted EBITDA Margin:3 Segment EBIT Margin:2 Adjusted Profit Margin1: -$1,165 $4,174 $2,524 $895 $384 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 -$920 $4,400 $2,785 $1,195 $529 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 -$805 $4,801 $3,499 $1,223 $453 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 -$162 $5,647 $4,290 $2,139 $1,366 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 (12%) 21% 12% 5% 2% (9%) 22% 13% 7% 3% (8%) 24% 17% 7% 3% (2%) 28% 20% 12% 9% Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Earnings (loss) excluding adjustment items. 2 Earnings (loss) before interest and income taxes. 3 Earnings (loss) before interest, taxes, depreciation and amortization, and excluding adjustment items.

KEY OPERATING STATISTICS TRENDS BY SEGMENT

Flat-Rolled Operating Statistics

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Shipments: in 000s, net tons	2,034	2,049	2,045	1,905	**1,846**
Production: in 000s, net tons	2,087	2,111	2,072	2,107	**2,099**
Average Selling Price: $ / net ton	$978	$1,054	$1,051	$993	**$956**

Mini Mill Operating Statistics

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Shipments: in 000s, net tons	617	568	562	602	**575**
Production: in 000s, net tons	752	717	725	732	**664**
Average Selling Price: $ / net ton	$807	$977	$869	$800	**$789**

U. S. Steel Europe (USSE) Operating Statistics

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Shipments: in 000s, net tons	1,024	1,072	875	899	**732**
Production: in 000s, net tons	1,100	1,079	980	970	**803**
Average Selling Price: $ / net ton	$770	$830	$821	$802	**$751**

Tubular Operating Statistics[1]

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Shipments: in 000s, net tons	132	114	109	110	**143**
Production: in 000s, net tons	157	146	117	159	**153**
Average Selling Price: $ / net ton	$2,390	$2,267	$2,108	$1,805	**$1,539**

[1] 2024 shipments include immaterial billet shipments in Q1 and Q2, 6 thousand in Q3, and 39 thousand in Q4. Tubular Segment shipments and average selling price, excluding billet sales, were 104 thousand tons and $1,871 per ton in Q3 2024, and 104 thousand tons and $1,844 per ton in Q4 2024, respectively.

United States Steel Corporation 20

21 KEY OPERATING STATISTICS TRENDS BY SEGMENT Flat-Rolled Operating Statistics Mini Mill Operating Statistics U. S. Steel Europe (USSE) Operating Statistics Tubular Operating Statistics2 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton FY 2020 FY 2021 FY 2022 FY 2023 FY 20241 8,711 9,018 8,373 8,706 7,845 9,313 9,881 8,846 9,399 8,389 $718 $1,172 $1,261 $1,030 $1,013 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 3,041 4,302 3,759 3,899 3,578 3,366 4,931 3,839 4,395 3,832 $626 $966 $1,090 $873 $805 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 - 2,230 2,287 2,424 2,307 - 2,688 2,650 2,953 2,838 - $1,314 $1,134 $875 $857 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 464 444 523 478 476 16 464 634 568 575 $1,271 $1,696 $2,978 $3,137 $1,905 1 Steelmaking at Granite City Works was indefinitely idled in late 2023. 2 Tubular Segment shipments and average selling price, excluding billet sales, were 430 thousand tons and $2,033 per ton in FY 2024, respectively.

22 EBITDA TRENDS BY SEGMENT EBITDA Margin: EBITDA Margin: EBITDA Margin: Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Q4 2023 North American Flat-Rolled segment includes the impact of construction and related start-up costs of approximately $10 million related to the DR-grade pellet strategic project. 2 EBITDA margin excluding BR2 impact excludes BR2 construction and start-up costs in Q4 2023 - Q4 2024 of ~$12M, ~$20M, ~$30M, ~$40M, and ~$30M, respectively, along with ~$20M in ramp-related costs in Q4 2024. EBITDA Margin: $128 $156 $310 $246 $222 Q4 20231 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $74 $145 $74 $22 ($8) Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $3 $46 $21 $39 ($35) Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $126 $69 $42 $9 $15 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Flat-Rolled Segment EBITDA Mini Mill Segment EBITDA$ Millions $ Millions USSE Segment EBITDA Tubular Segment EBITDA$ Millions $ Millions 5% 6% 12% 10% 10% 12% 21% 12% 4% (2%) 0% 5% 3% 5% (6%) 38% 25% 17% 4% 6% EBITDA Margin Excluding BR2 Impact2: 14% 23% 17% 11% 8%

23 EBITDA TRENDS BY SEGMENT EBITDA Margin: EBITDA Margin: EBITDA Margin: EBITDA Margin: -$100 $3,176 $2,507 $1,023 $934 FY 2020 FY 2021 FY 2022 FY 20231 FY 2024 $1,357 $639 $383 $233 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 $106 $1,073 $529 $98 $71 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 -$140 $48 $592 $638 $135 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Flat-Rolled Segment EBITDA Mini Mill Segment EBITDA$ Millions $ Millions USSE Segment EBITDA Tubular Segment EBITDA$ Millions $ Millions (1%) 26% 19% 9% 10% 5% 25% 12% 3% 2% (22%) 6% 37% 41% 14% - 39% 21% 14% 10% Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Q4 2023 North American Flat-Rolled segment includes the impact of construction and related start-up costs of approximately $10 million related to the DR-grade pellet strategic project. 2 EBITDA margin excluding BR2 impact excludes BR2 construction and start-up costs in 2023 of ~$41M and ~$120M in 2024, along with ~$20M in ramp-related costs in 2024. - 39% 21% 16% 15% EBITDA Margin Excluding BR2 Impact2:

FLAT-ROLLED SEGMENT EBITDA CHANGE ANALYSIS

$ Millions, Q4 2023 vs. Q4 2024


$128
($24)
$1
$13
$104
$222
Q4 2023
Commercial
Raw Materials
Operating Costs
Other
Q4 2024

Commercial
The unfavorable impact is primarily the result of lower shipment volumes and lower average realized prices, which was partially offset by a more profitable product mix.

Raw Materials
The change is not material.

Operating Costs
The favorable impact is primarily the result of idle related impacts.

Other
The favorable impact is primarily the result of higher joint venture income, lower profit-based payments, derivative gains, lower intercompany receipts, and lower energy costs.

$ Millions, Q3 2024 vs. Q4 2024


$246
($64)
$11
$12
$17
$222
Q3 2024
Commercial
Raw Materials
Operating Costs
Other
Q4 2024

Commercial
The unfavorable impact is primarily the result of lower shipment volumes and lower average realized prices.

Raw Materials
The favorable impact is primarily the result of inventory revaluation impacts.

Operating Costs
The favorable impact is primarily the result of lower mining costs, partially offset by higher labor.

Other
The favorable impact is primarily the result of higher joint venture income, derivative gains, and lower intercompany receipts, partially offset by higher energy costs.

United States Steel Corporation | 24

MINI MILL SEGMENT EBITDA CHANGE ANALYSIS



$ Millions, Q4 2023 vs. Q4 2024
$74
($23)
($13)
($6)
($40)
($8)
Q4 2023
Commercial
Raw Materials
Operating Costs
Other
Q4 2024

Commercial
The unfavorable impact is primarily the result of lower shipment volumes and lower average realized prices.

Raw Materials
The unfavorable impact is primarily the result of lower yield, partially offset by lower metallics costs.

Operating Costs
The change is not material.

Other
The unfavorable impact is primarily due to higher start-up and one-time construction costs, as well as ramp-related impacts associated with strategic projects.



$ Millions, Q3 2024 vs. Q4 2024
$22
($15)
($4)
($1)
($10)
($8)
Q3 2024
Commercial
Raw Materials
Operating Costs
Other
Q4 2024

Commercial
The unfavorable impact is primarily the result of lower shipment volumes due to outage activity and lower average realized prices.

Raw Materials
The change is not material.

Operating Costs
The change is not material.

Other
The unfavorable impact is primarily due to ramp-related impacts associated with strategic projects.

United States Steel Corporation 25

U. S. STEEL EUROPE SEGMENT EBITDA CHANGE ANALYSIS


$ Millions, Q4 2023 vs. Q4 2024
$3
($42)
$20
($10)
($6)
($35)
Q4 2023
Commercial
Raw Materials
Operating Costs
Other
Q4 2024

Commercial
The unfavorable impact is primarily the result of lower shipment volumes and lower average realized prices.

Raw Materials
The favorable impact is primarily the result of lower coal and iron ore costs, partially offset by inventory revaluation impacts and higher reserve for CO_2 emissions.

Operating Costs
The unfavorable impact is primarily the result of higher spending.

Other
The change is not material.


$ Millions, Q3 2024 vs. Q4 2024
$39
($53)
$1
$2
($24)
($35)
Q3 2024
Commercial
Raw Materials
Operating Costs
Other
Q4 2024

Commercial
The unfavorable impact is primarily the result of lower shipment volumes and lower average realized prices.

Raw Materials
The favorable impact is primarily the result of inventory revaluation impacts and lower coal and iron ore costs, partially offset by the absence of the third quarter favorable adjustment related to the reserve for CO_2 emissions.

Operating Costs
The change is not material.

Other
The unfavorable impact is primarily the result of higher energy costs and unfavorable foreign exchange impact.

United States Steel Corporation 26

27 $ Millions, Q3 2024 vs. Q4 2024 TUBULAR SEGMENT EBITDA CHANGE ANALYSIS $126 $15 Q4 2023 ($86) Commercial $4 Raw Materials ($24) Operating Costs ($5) Other Q4 2024 $ Millions, Q4 2023 vs. Q4 2024 $9 $15 $5 $4 Q3 2024 Commercial ($1) Raw Materials ($2) Operating Costs Other Q4 2024 Commercial The unfavorable impact is primarily the result of lower seamless shipment volumes and lower average realized prices. Raw Materials The change is not material. Operating Costs The unfavorable impact is primarily the result of higher spending and labor. Other The change is not material. Commercial The favorable impact is primarily the result of higher shipment volumes due to the absence of outage activity. Raw Materials The change is not material. Operating Costs The change is not material. Other The change is not material.

28 Minntac M I N I M I L L T U B U L A R Clairton Keetac BF #4 BF #6 BF #8 BF #14 BF ‘A’ BF ‘B’ N O R T H A M E R I C A N F L A T - R O L L E D BF #1 BF #3 EAF #1 EAF #2 BF #1 BF #3BF #2 Seamless Pipe #1 ERW #2 ERW EAF Steelmaking / Seamless Pipe Indefinitely IdledOperating 1 Raw steel capability, except at Minntac and Keetac (DR-grade / blast furnace pellet capability), Clairton (coke capability), Gary pig (pig iron) Lorain, and Lone Star (pipe capability). 2 Keetac can flex its capacity to produce either 6 million tons of blast furnace iron ore pellets or 4 million tons of DR-grade pellets. 3 If Keetac produces 4 million tons of DR-grade pellets and zero tons of blast furnace iron ore pellets, total iron ore production capacity would be 16.4 million. 22.43 3.6 7.5 2.8 2.9 - - - 2.8 - 0.90 0.38 0.79 - 0.38 0.79 5.01.7 3.3- Iron Ore Pellets2 Cokemaking Gary Granite City Mon Valley Big River Steel Košice Lorain Lone Star Fairfield E U R O P E Idled Total Capability1 GLOBAL OPERATING FOOTPRINT Temporarily Idled GaryPig Iron - 0.5 Keetac 4.0-DR-grade Pellets2 All amounts shown in millions EAF #3 EAF #4 3.0-Big River Steel 2

29 CASH AND LIQUIDITY Note: For reconciliation of non-GAAP amounts, see Appendix. $138 $4,090 $3,505 $2,100 $919 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 $1,985 $2,522 $3,504 $2,948 $1,367 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 $3,153 $4,971 $5,925 $5,174 $3,624 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 $2,902 $1,369 $473 $1,274 $2,806 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Cash from Operations Cash and Cash Equivalents$ Millions $ Millions Total Estimated Liquidity Net Debt$ Millions $ Millions

30 APPENDIX

31 SUPPLEMENTAL INFORMATION HRC (25%) CRC (50%) Coated (20%) Tin (5%) HRC (55%) CRC (15%) Coated (30%) HRC (60%) CRC (10%) Coated (20%) Tin (5%) Seamless (90%) Flat-Rolled Mini Mill2,3 U. S. Steel Europe Tubular2024 Shipments by product mix1 1 Rounded to the nearest 5%. 2 Includes NGO shipments; however, the value is rounded down to 0%. 3 Mini Mill segment product mix, once Big River 2 (BR2) is fully ramped, is expected to be ~40% hot rolled coil (HRC) / ~15% cold rolled coil (CRC) / ~40% Coated / ~5% Non-grain oriented electrical steel. Semi-finished (10%) Semi-finished (5%)

32 SUPPLEMENTAL INFORMATION HRC (20%) CRC (45%) Coated (25%) Tin (10%) HRC (50%) CRC (15%) Coated (35%) HRC (50%) CRC (10%) Coated (25%) Tin (10%) Seamless (95%) Flat-Rolled Mini Mill2 U. S. Steel Europe Tubular2024 Revenue by product mix1 1 Rounded to the nearest 5%. 2 Includes NGO revenue; due to rounding, the value is rounded down to 0%. Semi-finished (5%) Semi-finished (5%)

33 SUPPLEMENTAL INFORMATION Service Centers (13%) Converters (24%) Auto (43%) Construction (7%) Oil & Gas (98%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular2024 Shipments by major market Packaging (5%) Appliance & Electrical (6%) Other (2%) Service Centers (41%) Converters (29%) Auto (1%) Construction (26%) Appliance & Electrical (4%) Service Centers (25%) Converters (7%) Auto (16%) Construction (34%) Packaging (6%) Appliance & Electrical (5%) Other (8%) Construction (2%)

34 SUPPLEMENTAL INFORMATION Firm (28%) Market based quarterly (32%) Market based monthly (16%) Spot (24%) Firm (3%) Cost based (9%) Market based quarterly (5%) Market based monthly (39%) Spot (44%) Firm (32%) Cost based (2%) Market based quarterly (1%) Market based monthly (15%) Spot (50%) Program (82%) Spot (18%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular2024 Contract / spot mix by segment Note: Excludes intersegment shipments.

SUPPLEMENTAL INFORMATION

Cost structure:
Blast furnace steelmaking

illustrative

Raw Material Costs[1]


Iron ore (~30%)
Coke (~35%)
Natural Gas (~5%)
Scrap (~30%)

Key Inputs	Ratio[1]	Pricing Convention
Iron Ore	***1.3 tons of pellets / ton of raw steel*** *x raw steel volume (million tons)* *x iron ore price assumption ($/nt)*	**NAFR:** Vertically integrated **USSE:** Prices determined in long-term contracts with strategic suppliers or as spot prices negotiated monthly or quarterly
Coke	***1.4 tons of met coal / ton of coke*** *x met coal price assumption ($/nt)* *+ $75 - $100 / ton conversion cost* *x 0.3 ton of coke / ton of raw steel*	**NAFR:** Primarily annual met coal contracts **USSE:** Prices for European met coal contracts negotiated quarterly, annually or determined as index-based prices.
Scrap	***0.3 tons of scrap / ton of raw steel*** *x raw steel volume (million tons)* *x scrap price assumption ($/nt)*	**NAFR & USSE:** 60% generated internally; 40% purchased at market prices
Natural Gas[2]	***6 mmbtus of nat gas / ton of raw steel*** *x raw steel volume (million tons)* *x nat gas price assumption ($/nt)*	**NAFR:** 70% based on bids solicited monthly from various vendors; remainder daily or with term agreements **USSE:** Based on bids solicited primarily on a quarterly or monthly basis; remainder balanced on a daily basis
Labor	***2 hours labor / ton of raw steel*** *x raw steel volume (million tons)* *x hourly labor rate ($/hr)*	
Other Variable Costs	*Miscellaneous: includes maintenance and services, tool, other fuel and energy, and alloy costs*	~$150 - $300 / ton dependent on level of raw steel pricing, product mix, and maintenance activity **USSE:** Includes CO_2 costs

[1] Raw material costs and ratios assume a blast furnace within the North American flat-rolled segment.
[2] 6 mmbtus per ton of raw steel production; 4 mmbtus per ton consumed for further process (primarily at the hot strip mill).

United States Steel Corporation | 35

SUPPLEMENTAL INFORMATION

Cost structure:
Electric arc furnace steelmaking
illustrative

Raw Material Costs



Obsolete Scrap (~35%)
Prime Scrap (~30%)
Pig Iron (~25%)
HBI / DRI (~10%)

Key Inputs	Ratio	Pricing Convention
Scrap	***0.8 tons of scrap / ton of raw steel*** *x raw steel volume (million tons)* *x scrap price assumption ($/nt)*	Volumes secured annually; priced on a monthly or quarterly basis
Pig Iron	***0.3 tons of pig iron / ton of raw steel*** *x raw steel volume (million tons)* *x pig iron price assumption ($/nt)*	Internal pig iron transferred from the N. American Flat-rolled segment at a discounted market rate; 3rd party pig volumes secured annually; priced on a monthly or quarterly basis
HBI	***0.1 tons of HBI / ton of raw steel*** *x raw steel volume (million tons)* *x HBI price assumption ($/nt)*	Volumes secured annually; priced on a monthly or quarterly basis based on a blended basket of external HBI production inputs and HBI/DRI substitutes
Electricity	***0.6 MKWH of electricity / ton of raw steel*** *x raw steel volume (million tons)* *x electricity price assumption ($/nt)*	Volume-discounted negotiated base price; adjusted quarterly based on regional electricity price fluctuations
Labor	***0.14 hours labor / ton of raw steel*** *x raw steel volume (million tons)* *x hourly labor rate ($/hr)*	

United States Steel Corporation 36

RECONCILIATION TABLE

Segment EBITDA

Flat-Rolled ($ millions)	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Segment earnings (loss) before interest and income taxes	($31)	$34	$183	$106	$76
Depreciation	159	122	127	140	146
Flat-Rolled Segment EBITDA	**$128**	**$156**	**$310**	**$246**	**$222**
Segment EBIT Margin[1]	*(1%)*	*1%*	*7%*	*4%*	*3%*
Segment EBITDA Margin[1]	*5%*	*6%*	*12%*	*10%*	*10%*

Mini Mill ($ millions)	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Segment earnings (loss) before interest and income taxes	$29	$99	$28	($28)	($68)
Depreciation	45	46	47	50	60
Mini Mill Segment EBITDA	**$74**	**$145**	**$74**	**$22**	**($8)**
Segment EBIT Margin[1]	*5%*	*14%*	*5%*	*(5%)*	*(13%)*
Segment EBITDA Margin[1]	*12%*	*21%*	*12%*	*4%*	*(2%)*

U. S. Steel Europe ($ millions)	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Segment earnings (loss) before interest and income taxes	($21)	$16	($10)	$7	($67)
Depreciation	24	30	31	32	32
U. S. Steel Europe Segment EBITDA	**$3**	**$46**	**$21**	**$39**	**($35)**
Segment EBIT Margin[1]	*(3%)*	*2%*	*(1%)*	*1%*	*(12%)*
Segment EBITDA Margin[1]	*0%*	*5%*	*3%*	*5%*	*(6%)*

Tubular ($ millions)	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Segment earnings (loss) before interest and income taxes	$113	$57	$29	($4)	$3
Depreciation	13	12	12	13	13
Tubular Segment EBITDA	**$126**	**$69**	**$42**	**$9**	**$15**
Segment EBIT Margin[1]	*34%*	*21%*	*12%*	*(2%)*	*1%*
Segment EBITDA Margin[1]	*38%*	*25%*	*17%*	*4%*	*6%*

Other ($ millions)	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Segment earnings (loss) before interest and income taxes	($1)	($2)	($4)	$3	($5)
Depreciation	0	0	0	0	0
Other Segment EBITDA	**($1)**	**($2)**	**($4)**	**$3**	**($4)**

[1] The segment EBIT and segment EBITDA margins represent EBIT or EBITDA divided by net sales.

United States Steel Corporation 37

38 RECONCILIATION TABLE Flat-Rolled ($ millions) 2020 2021 2022 2023 2024 Segment earnings (loss) before interest and income taxes ($596) $2,685 $2,008 $418 $399 Depreciation 496 491 499 605 535 Flat-Rolled Segment EBITDA ($100) $3,176 $2,507 $1,023 $934 Tubular ($ millions) 2020 2021 2022 2023 2024 Segment earnings (loss) before interest and income taxes ($179) $1 $544 $589 $85 Depreciation 39 47 48 49 50 Tubular Segment EBITDA ($140) $48 $592 $638 $135 Other ($ millions) 2020 2021 2022 2023 2024 Segment earnings (loss) before interest and income taxes ($39) ($11) $22 ($3) ($8) Depreciation 11 4 1 0 0 Other Segment EBITDA ($28) ($7) $23 ($3) ($7) Mini Mill ($ millions) 2020 2021 2022 2023 2024 Segment earnings (loss) before interest and income taxes - $1,206 $481 $215 $31 Depreciation - 151 158 168 203 Mini Mill Segment EBITDA - $1,357 $639 $383 $233 Annual Segment EBITDA U. S. Steel Europe ($ millions) 2020 2021 2022 2023 2024 Segment earnings (loss) before interest and income taxes $9 $975 $444 $4 ($54) Depreciation 97 98 85 94 125 U. S. Steel Europe Segment EBITDA $106 $1,073 $529 $98 $71

SUPPLEMENTAL INFORMATION

Big River Steel LLC[1] Summary Table

Income Statement $ Millions	Q4 2024
Customer Sales	$476M
Intersegment Sales	$60M
Net Sales	**$536M**
EBIT[2]	($9M)
Balance Sheet	
Cash and cash equivalents	$113M
Total Assets	$3,708M
2029 Senior secured notes	$720M
Environmental revenue bonds	$752M
Financial leases and all other obligations	$21M
Fair value step up[3]	$102M
Total Debt[3]	$1,595M
Cash Flow	
Depreciation and Amortization	$45M
Capital Expenditures[4]	$51M

[1] Unless otherwise noted, amounts shown are reflected in Big River Steel LLC, the operating unit of the Big River Steel companies that reside within the Mini Mill segment.
[2] Earnings before interest and income taxes.
[3] The debt amounts reflect aggregate principal amounts. The fair value step up represents the excess of fair value over book value when Big River Steel was purchased. The fair value step-up is recorded in Big River Steel Holdings LLC. The fair value step up is shown as it is related to the debt amounts in Big River Steel LLC.
[4] Excludes capital expenditures for BR2 and air separation unit.

United States Steel Corporation 39

40 RECONCILIATION TABLE Short-term debt and current maturities of long-term debt Long-term debt, less unamortized discount and debt issuance costs Net Debt $ millions YE 2023YE 2022YE 2021YE 2020 $192 $4,695 $28 $3,863 $63 $3,914 $142 $4,080 Total Debt $4,222$3,977$3,891$4,887 Less: Cash and cash equivalents 1,985 2,522 3,504 2,948 Net Debt $1,274$473$1,369$2,902 Net Debt YE 2024 $95 4,078 $4,173 1,367 $2,806

41 RECONCILIATION TABLE Adjusted Net Earnings (Loss) 1 The tax impact of the adjusted items in 2023 and 2024 is calculated for U.S. domestic items using a blended tax rate of 24% and for USSE items 21%. 2 The net earnings (loss) and adjusted net earnings (loss) margins represent net earnings (loss) or adjusted net earnings (loss) divided by net sales. $167 Reported net earnings (loss) attributable to U. S. Steel Asset impairment charges Restructuring and other charges Stock-based compensation expense VEBA asset surplus adjustment Environmental remediation charges Strategic alternatives review process costs Granite City idling costs Other charges, net Tax impact of adjusted items1 ($80) 123 15 14 (7) - 63 107 10 (78) Net Earnings (Loss) Net earnings (loss) margin2 Adjusted net earnings (loss) margin2 (2%) 4% Q1 2024 $206 4% 5% Q4 2023$ Millions $171 7 6 11 (4) 2 23 - 1 (11) Q3 2024 $140 3% 4% $119 - 5 10 (9) 1 18 - 2 (6) Q2 2024 $211 4% 5% $183 12 - 16 (8) 1 18 - (2) (9) Q4 2024 ($28) ($89) - (3) 14 (4) 14 31 11 15 (17) (3%) (1%) FY 2023 $1,195 5% 7% $895 127 36 51 (43) 11 79 121 12 (94) FY 2024 $529 $384 19 8 51 (25) 18 90 11 16 (43) 2% 3%

42 RECONCILIATION TABLE $ Millions Adjusted EBITDA Adjusted EBITDA Q4 2023 $330 Reported net earnings (loss) attributable to U. S. Steel Income tax expense Net interest and other financial costs Depreciation, depletion and amortization expense EBITDA Asset impairment charges Restructuring and other charges Stock-based compensation expense Environmental remediation charges Strategic alternatives review process costs Granite City idling costs Other charges, net ($80) (85) (66) 241 $10 123 15 14 - 63 107 (2) Net earnings (loss) margin1 Adjusted EBITDA margin1 (2%) 8% 1 The net earnings (loss) and adjusted EBITDA margins represent net earnings or EBITDA divided by net sales. Q1 2024 $414 $171 38 (55) 210 $364 7 6 11 2 23 - 1 4% 10% Q2 2024 $443 $183 56 (58) 217 $398 12 - 16 1 18 - (2) 4% 11% Q3 2024 $319 $119 (10) (61) 235 $283 - 5 10 1 18 - 2 3% 8% Q4 2024 $190 ($89) (30) (24) 251 $108 - (3) 14 14 31 11 15 (3%) 5% FY 2023 $2,139 $895 152 (248) 916 $1,715 127 36 51 11 79 121 (1) 5% 12% FY 2024 $1,366 $384 54 (198) 913 $1,153 19 8 51 18 90 11 16 2% 9%

43 Emily Chieng Investor Relations Officer ecchieng@uss.com 412-618-9554 Alana Blatz Manager – Investor Relations agblatz@uss.com 412-303-6521 INVESTOR RELATIONS